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EXHIBIT 10.34

AMENDMENT NO. 5 TO
LOAN AGREEMENT

        This Amendment No. 5 to Loan Agreement (this "Amendment"), dated as of October 26, 2001, is entered into with reference to the Loan Agreement (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") dated as of November 29, 1999 currently among Apio, Inc., a Delaware corporation (successor by merger and name change to Bush Acquisition Corporation, a Delaware corporation) ("Borrower"), each lender from time to time a party thereto (each a "Lender" and collectively, the "Lenders"), Bank of America, N.A., as Issuing Lender, and Bank of America, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement. Section references herein relate to the Loan Agreement unless otherwise stated.

        The parties hereto hereby agree as follows:

        1.    Section 1.1—New Defined Terms.    Section 1.1 of the Loan Agreement is hereby amended to add the following defined terms:

          "Landec Subordination Agreement" means that certain Subordination Agreement, dated as of October 26, 2001, by and among Landec, Borrower and the Administrative Agent, as amended, supplemented or otherwise modified from time to time.

          "Permitted Contributions" means, with respect to any fiscal period, the sum of (a) all contributions made by Landec to the permanent equity capital of Borrower during such period (including, without limitation, all Landec Equity Contributions made during such period), provided that such contributions are applied in a manner agreed to by the Requisite Lenders, it being agreed that the purposes set forth in clauses (b)(i) and (ii) below are hereby consented to, plus (b) the net proceeds of all Subordinated Obligations incurred by Borrower in favor of Landec during such period that are used to (i) repay amounts due and owing to the Lenders under the Loan Documents, (ii) reduce the amount of accounts payable by the Borrower and (iii) such other purpose as shall be consented to in writing by the Requisite Lenders.

        2.    Section 1.1—Definition of Fixed Charge Coverage Ratio:    The definition of "Fixed Charge Coverage Ratio" contained in Section 1.1 of the Loan Agreement is hereby amended in full to read as follows:

          "Fixed Charge Coverage Ratio" means, as of the last day of each Fiscal Quarter, for the four Fiscal Quarter period then ending, the ratio of (a) the sum of (i) EBITDA for period minus (ii) Capital Expenditures (net of any Indebtedness constituting purchase money incurred to finance those Capital Expenditures) for such period, minus (iii) income taxes payable in cash for such period, minus (iv) Tax Gross-Up's for such period, minus (v) Management Fee Distributions to the extent paid in cash during such period, plus (vi) the aggregate amount of all Permitted Contributions made during such period, minus (vii) the aggregate amount of all repayments of Permitted Contributions, whether in the form of principal or interest payments, repayments of Subordinated Obligations, Distributions or otherwise, made during such period to (b) Fixed Charges for such period, provided that as of the last day of the Fiscal Quarters ending July 31, 2000 and October 31, 2000, the Fixed Charge Coverage Ratio shall be calculated for the period since the Closing Date.

        3.    Section 1.1—Definition of Leverage Ratio.    The definition of "Leverage Ratio" contained in Section 1.1 of the Loan Agreement is hereby amended in full to read as follows:

          "Leverage Ratio" means, as of the last day of each Fiscal Quarter, the ratio of (a) the Total Funded Debt of Borrower and its Subsidiaries as of the last day of that Fiscal Quarter to (b) the sum of (i) EBITDA of Borrower and its Subsidiaries for the four Fiscal Quarter period then ended plus (ii) the aggregate amount of all Permitted Contributions made during the four Fiscal Quarter period then ended, minus (iii) the aggregate amount of all repayments of Permitted Contributions, whether in the form of principal or interest payments, repayments of Subordinated Obligations, Distributions or otherwise, made during the four Fiscal Quarter period then ended.

        4.    Landec Equity Contributions.    Borrower hereby represents and warrants that: (a) with the net proceeds of the issuance of certain preferred stock of Landec, Landec will, on the date hereof, make a $5,000,000 subordinated loan to Borrower (the "Subordinated Loan"), (b) the Subordinated Loan will be used to (i) repay certain amounts due and owing to the Lenders under the Loan Documents, (ii) reduce the amount of accounts payable by the Borrower and (iii) prepay certain corporate expenses of Landec allocated to Borrower in an aggregate amount not to exceed $200,000. Each of the parties hereto hereby agrees that the Subordinated Loan shall (a) constitute a Subordinated Obligation under the Loan Agreement, (b) constitute a Permitted Contribution made on the date of this Amendment for a purpose that is hereby consented to by the Lenders and (c) for purposes of Section 2.7(e) of the Loan Agreement, not constitute a Landec Equity Contribution. Each of the parties hereto further agrees that the Landec Subordination Agreement (as defined in Section 1 above) shall constitute a Loan Document under the Loan Agreement.

        5.    Section 6.15—Fixed Charge Coverage Ratio.    Section 6.15 of the Loan Agreement is hereby amend such that for the four Fiscal Quarter period ending nearest to October 31, 2001 only, the Fixed Charge Coverage Ratio shall not be less than 1.05:1.00.

        6.    Section 6.18—Maximum Capital Expenditures.    Section 6.18 of the Loan Agreement is hereby amended such that the aggregate Capital Expenditures made in the Fiscal Year ending nearest to October 31, 2001 shall not exceed, inclusive of any permitted carryover from the Fiscal Year ending nearest to October 31, 2000, $5,000,000.

        7.    Exhibit C—Compliance Certificate.    Each of the parties hereto agrees that the Compliance Certificate set forth on Exhibit C to the Loan Agreement shall be amended in full as set in Annex II to this Amendment.

        8.    Effectiveness.    This Amendment shall become effective on such date (the "Effective Date") as the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and the Lenders:

          (a)  duly executed counterparts of this Amendment;

          (b)  duly executed counterparts of Annex I attached hereto, signed by each Party thereto;

          (c)  duly executed counterparts of the Landec Subordination Agreement, signed by each Party thereto;

          (d)  with respect to Landec and Borrower, such documentation as the Administrative Agent may reasonably require to establish the due organization, valid existence and good standing of each of Borrower and Landec, its authority to execute, deliver and perform under the Subordination Agreement and each of the other documents to which it is a party executed and delivered in connection therewith, and the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, including, without limitation, authorizing resolutions, certified copies of articles of incorporation and amendments thereto (or, in the alternative, a statement to the effect that other than attached thereto, no amendments have been made to such articles of incorporation since November 29, 1999), bylaws and amendments thereto (or, in the alternative, a statement to the effect that other than attached thereto, no amendments have been made to such bylaws since November 29, 1999), certificates of good standing, incumbency certificates, Certificates of Responsible Officials, and the like;

          (e)  a Certificate of Borrower certifying that attached thereto is a true, correct and complete, duly executed copy of the Subordinated Promissory Note, dated as of even date herewith, executed by Borrower in favor of Landec, in the principal amount of $5,000,000; and

          (f)    the written legal opinion of Orrick, Herrington & Sutcliffe, LLP as to such matters as the Administrative Agent shall reasonably request.

        9.    Representations and Warranties.    Except (i) for representations and warranties which expressly relate to a particular date or which are no longer true and correct as a result of a change permitted by the Loan Agreement or the other Loan Documents or (ii) as disclosed by Borrower and approved in writing by the Requisite Lenders, the Borrower hereby represents and warrants that each representation and warranty made by Borrower in Article 4 of the Loan Agreement (other than Sections 4.6 (first sentence), 4.11, and 4.18) are true and correct as of the date hereof as though such representations and warranties were made on and as of the date hereof. Without in any way limiting the foregoing, Borrower represents and warrants to the Administrative Agent and the Lenders that no Default or Event of Default has occurred and remains continuing or will result from the consents, waivers, amendments or transactions set forth herein or contemplated hereby.

        10.    Confirmation.    In all respects, the terms of the Loan Agreement and the other Loan Documents, in each case as amended hereby or by the documents referenced herein, are hereby confirmed.

[THIS SPACE INTENTIONALLY LEFT BLANK—SIGNATURE PAGES TO FOLLOW]

    IN WITNESS WHEREOF, Borrower, the Administrative Agent and the Lenders have executed this Agreement as of the date first set forth above by their duly authorized representatives.

APIO, INC., a Delaware corporation
By:	Name: Title:
BANK OF AMERICA, N.A., as Administrative Agent, Issuing Lender and sole Lender
By:	John Plecque, Senior Vice President

S–1

    ANNEX I TO AMENDMENT NO. 5

CONSENT AND REAFFIRMATION OF GUARANTOR AND PLEDGOR

    The undersigned guarantor and pledgor hereby consents to the execution, delivery and performance by Borrower and the Administrative Agent of the foregoing Amendment No. 5 to Loan Agreement ("Amendment No. 5"). In connection therewith, the undersigned expressly and knowingly reaffirms its liability under each of the Loan Documents to which it is a Party and expressly agrees (a) to be and remain liable under the terms of each such Loan Document and (b) that it has no defense, offset or counterclaim whatsoever against the Administrative Agent or the Lenders with respect to any such Loan Document.

    The undersigned further agrees that each Loan Document to which it is a Party shall remain in full force and effect and is hereby ratified and confirmed.

    The undersigned further agrees that the execution of this Consent and Reaffirmation of Guarantor and Pledgor is not necessary for the continued validity and enforceability of any Loan Document to which it is a Party, but is executed to induce the Administrative Agent and the Lenders to approve of and otherwise enter into the Amendment No. 5.

    IN WITNESS WHEREOF, each of the undersigned, intending to be legally bound hereby, has caused this Consent and Reaffirmation of Guarantor and Pledgor to be executed as of October 26, 2001.

LANDEC CORPORATION, a California
corporation

By:	Name: Title:

I–1

    ANNEX II

EXHIBIT C

COMPLIANCE CERTIFICATE

I–2

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  EXHIBIT 10.34